Exhibit 99.1

SharpLink Gaming Completes Sale of Legacy
Telecommunications Business to Entrypoint

SharpLink Transitions from Foreign Private Issuer Status to
Reporting as a U.S. Domestic Company, Effective January 1, 2023

MINNEAPOLIS – (ACCESSWIRE) – January 5, 2023 – SharpLink Gaming Ltd. (Nasdaq: SBET) (“SharpLink” or the “Company”), a pioneer of targeted conversion solutions for the U.S. sports betting and iGaming industries, today announced the closing of the previously announced sale of the Company’s legacy Mer Telemanagement Solutions business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., which changed its name in connection with its acquisition of the Legacy MTS business to MTS Technology Ltd. (“MTS Technology”), a subsidiary of Entrypoint Systems 2004 Ltd. (“Entrypoint”).

In consideration of MTS Technology acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, it will pay SharpLink an earn-out payment equal to three times Legacy MTS’ Earnings Before Interest, Taxes and Depreciation for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date).

Rob Phythian, Chief Executive Officer of SharpLink stated, “We are pleased to close this transaction, which represents yet another important milestone in SharpLink’s value creation plan and enables us to continue focusing on our core business.  Although SharpLink will continue to be an Israeli corporation until we complete our planned redomestication initiative to transition from being an Israel corporation to a Delaware corporation, we no longer meet the tests to qualify as a foreign private issuer under the securities laws. As a result, effective January 1, 2023, we will be required to comply with the reporting requirements under the rules and regulations of the Securities Exchange Act of 1934, as amended, applicable to US domestic companies. Through the filing of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other required SEC filings, we expect to provide our shareholders and the investment community, at large, with more timely updates on our  financial performance and ongoing business development strategies.”

S. Friedman, Abramson & Co. acted as Israeli legal counsel to SharpLink. The law office of Seffi Shemesh served as legal counsel to MTS Technology.

About Entrypoint

Established in 2004, Entrypoint is a professional services company that delivers business transformation across multiple industries, project outsourcing and IT managed services. With Entrypoint, companies create a powerful and secure, infrastructure to meet better business goals.

About SharpLink Gaming Ltd.

Founded in 2019, SharpLink is a leading online technology company that connects sports fans, leagues and sports websites to relevant and timely sports betting and iGaming content. SharpLink uses proprietary, intelligent, online conversion technology to convert sports fans into sports bettors for licensed, online sportsbook operators. In addition, SharpLink specializes in helping sports media companies, leagues, teams and sportsbooks develop strategies, products and innovative solutions to drive deep fan activation and engagement with highly interactive free-to-play games and mobile applications.  Further, SharpLink owns and operates a variety of real-money fantasy sports and sports simulation games and mobile apps on its platform; and is licensed or authorized to operate in every state in the United States where fantasy sports and online sports betting has been legalized. SharpLink’s proprietary fantasy sports platform reaches more than two million fantasy sports fans who spend almost $40 million annually on its portfolio of digital gaming experiences and contests.  For more information, please visit the SharpLink website at www.sharplink.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the expected growth in the online betting and iGaming industries, the Company’s ability to grow its business, the potential benefits of the Company’s products, services and technologies and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the future results and operations of the Legacy MTS business under new ownership, which is out of our control, the Company's ability to achieve profitable operations, government regulation of online betting, customer acceptance of new products and services, the effects of the spread of Coronavirus (COVID-19) and future measures taken by authorities in the countries in which the Company operates, the demand for the Company’s products, customers' economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company and its competitors, general economic conditions and other risk factors detailed in the Company's annual report and other filings with the United States Securities and Exchange Commission. The Company does not undertake any responsibility to update the forward-looking statements in this release.

CONTACT INFORMATION:

SHARPLINK MEDIA & INVESTOR RELATIONS:
SharpLink Gaming Ltd.
Dodi Handy, Director of Communications
Phone: 407-960-4636
Email: ir@sharplink.com